Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is dated as of  August 26, 2016  by and between SILVER HILL MINES INCORPORATED (Hereinafter “SLVH”or “Buyer”or “Purchaser”) and Richard Green, D.D.S. Hereinafter “GREEN” or “Seller”) collectively referred to as “the Parties”.

WITNESSETH:

WHEREAS, Buyer desires to acquire, and Seller desires to sell, all of the assets, properties and rights of Seller related to the operations of AIR IN LINE removal in Infusion Therapy (Hereinafter “AIL”),  including, Pending Patent Applications:
PCT Application No. PCT-US14-16595 (filed February 14, 2014);

U.S. Design Patent Application No. 29/536,128 (filed August 13, 2015);

U.S. Design Patent Application No. 29/545,199 (filed November 20, 2015); and

U.S. Design Patent Application No. 29/556,546 (filed March 1, 2016) as set forth in Exhibit A to this Agreement,

NOW, THEREFORE, in consideration of the representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Definitions.

The following terms, as used herein, have the following meanings:

“Acquisition” is the purchase of the assets identified in the first recital of the preamble to this Agreement.

“Buyer” is defined in the preamble to this Agreement.

“Liabilities” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including, without limitation, any liability for Taxes.

“Lien” means any mortgage, lien (including any tax lien), pledge, charge, security interest, option, adverse claim, restriction or encumbrance of any kind.

“Purchased Assets” are specifically listed in Schedule A of this Agreement.

“Seller” is defined in preamble to this Agreement.

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax. All other definitions are contained within the relevant provisions herein.

PURCHASE AND SALE

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Purchase and Sale.  On the terms and subject to the conditions of this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller on the Closing Date, any and all right, title and interest of Seller in and to all of the Purchased Assets.

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Excluded Liabilities.

1.

Buyer shall not assume any Liabilities in connection with the Acquisition or pursuant to this Agreement including, without limitation, the following:

a.

any Liability for Tax of Seller including, without limitation, any Taxes arising from ownership of Purchased Assets on or prior to the Closing Date;

b.

any Liability relating to any action, suit, arbitration, investigation or proceeding against the Purchased Assets arising from events occurring on or prior to the Closing Date; and

 (collectively, the “Excluded Liabilities”)

  Purchase Price and Allocation of Purchase Price.

(a)  Subject to the terms and conditions of this Agreement, Seller hereby agrees to convey, transfer and deliver to Purchaser, free and clear of all Encumbrances, other than Permitted Encumbrances or other encumbrances permitted by this Agreement, all of Seller’s right, title and interest in and to the , Pending Patents (see schedule “A”)  the Intellectual Property described on Exhibit B attached hereto, both of which are hereinafter referred to as the “Purchased  Assets”.

(b)  All risk of loss with respect to the Purchased Assets passes to Purchaser as of the time of Closing on the Closing Date.

Purchase Price.  The aggregate consideration for the purchase of the Purchased Assets is Fifteen Million, Dollars ($15,000,000) to be paid as follows:

(a)  A deposit consisting of a stock certificate(s) in Seller’s name for Ten Million  (10,000,000) shares of stock of “Silver Hill Mines, Inc.” with an agreed value of  one dollar ($1.00) per share, for a total value Ten Million Dollars ($10,000,000), such certificate(s)  to be delivered to Seller on or before the Closing Date, which shares of Silver Hill Mines, Inc. shall be fully paid and non-assessable, restricted, and  such share certificates  as shall be reasonably approved by Seller. Said shares shall be restricted for one year only. Mr. George Clair will personally and individually guarantee the 10,000,000 shares of  SLVH to Seller, to have a value of  not less than $ 1.00 a share for a period of not less than two years from closing.

(b)  The remaining balance of the Purchase Price in the amount of Five Million Dollars ($5,000,000.00) in cash shall be payable by Purchaser to Seller at anytime during the next ninety days (90), but no later than November 26th ,2016.

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Closing.  The closing (the “Closing”) of the purchase and sale of the Purchased Assets hereunder shall take place at any time this agreement is fully executed by August 26,2016, BUT no later than November 26th ,2016.

Seller hereby represents and warrants to Buyer as follows:

Organization, Existence and Good Standing.  Seller is a US Citizen in good standing under the laws in the State of California. Seller has all requisite power and authority to carry on its business as now being conducted and to own the Purchased Assets as now owned.

Authority.  Seller has all requisite power and authority to execute and deliver this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby.  This Agreement and the other documents and agreements contemplated hereby have been duly and validly executed and delivered by Seller, and this Agreement constitutes the legal, valid and binding agreement of Seller enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity.

No Violation.  To Seller’s Knowledge, neither the execution and delivery of this Agreement, or the other documents or agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the compliance by Seller with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the certificate of formation of the limited liability company or operating agreement of Seller; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound; (c) give rise to any lien, charge or other Encumbrance on any of the Purchased Assets, (d) violate any law, regulation, judgment, order, writ, injunction or decree applicable to Seller or any of the Purchased Assets or (e) require any approval of any government or agency thereof to be obtained by Seller to authorize the execution and delivery by Seller of this Agreement or to permit the consummation of the transactions herein contemplated.

Title to Properties.  Seller shall have good, legal, and indefeasible title to the Patents Application, and as of the Closing Date, the Patents Application shall be free and clear of any Encumbrances.

Taxes.  All federal, state, local and foreign income, excise, sales, use, payroll, unemployment, franchise, and other taxes and assessments that are due and payable by Seller for periods ending prior to the Closing Date have been fully paid and discharged, except (a) for any taxes which Seller is contesting in good faith or (b) taxes that are not yet due and for which adequate reserves have been established or (c) taxes which if unpaid, would not create an Encumbrance on the Purchased Assets.  To Seller’s Knowledge, there are no assessments or proposed assessments against the Purchased Assets for any additional taxes or assessments for any period ending prior to the Closing Date.  Seller shall have no liability for taxes with respect to the Purchased Assets attributable to periods after the Closing Date.

Litigation.  There are no actions, suits, or other proceedings at law or in equity or before or by any court or governmental authority or any board of arbitration or similar entity pending or, to Seller’s Knowledge, threatened against Seller involving any of the Purchased Assets.

Broker's Fees.  Neither Seller nor any parties acting on its behalf, has agreed to pay any commission, finder's fee or similar payment in regard to this Agreement or any transaction contemplated hereby, nor taken any action on which a claim for such payment could be based.

Buyer hereby represents and warrants to Seller as follows:

Buyer is  in good standing with the SEC. Buyer has all requisite power and authority to carry on its business as now being conducted and has the Authority to transfer the contemplated stock and cash to Seller.  Buyer has all requisite power and authority to execute and deliver this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby.  This Agreement and the other documents and agreements contemplated hereby have been duly and validly executed and delivered by Buyer, and this Agreement constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity.

No Violation.  To Buyer’s Knowledge, neither the execution and delivery of this Agreement, or the other documents or agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the certificate of formation of the limited liability company or operating agreement of Buyer; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound; (c) give rise to any lien, charge or other Encumbrance on any of the Purchased Assets, (d) violate any law, regulation, judgment, order, writ, injunction or decree applicable to Buyer or any of the Purchased Assets or (e) require any approval of any government or agency thereof to be obtained by Buyer to authorize the execution and delivery by Buyer of this Agreement or to permit the consummation of the transactions herein contemplated.

Title to Properties.  Buyer shall have good, legal, and indefeasible title to Stock and Cash, and as of the Closing Date, the Stock and Cash shall be free and clear of any Encumbrances.

Taxes.  All federal, state, local and foreign income, excise, sales, use, payroll, unemployment, franchise, and other taxes and assessments that are due and payable by Buyer for periods ending prior to the Closing Date have been fully paid and discharged, except (a) for any taxes which Buyer is contesting in good faith or (b) taxes that are not yet due and for which adequate reserves have been established or (c) taxes which if unpaid, would not create an Encumbrance on the Purchased Assets.  To Buyer’s Knowledge, there are no assessments or proposed assessments against the Purchased Assets for any additional taxes or assessments for any period ending prior to the Closing Date. Buyer shall have no liability for taxes with respect to the Purchased Assets attributable to periods after the Closing Date.

Litigation.  There are no actions, suits, or other proceedings at law or in equity or before or by any court or governmental authority or any board of arbitration or similar entity pending or, to Buyer’s Knowledge, threatened against Buyer involving any of the Purchased Assets.

Broker's Fees.  Neither Buyer nor any parties acting on its behalf, has agreed to pay any commission, finder's fee or similar payment in regard to this Agreement or any transaction contemplated hereby, nor taken any action on which a claim for such payment could be based.

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Litigation.  There is no action, suit, arbitration, investigation or proceeding pending against or, to the best of Buyer’s knowledge, threatened against or affecting any Purchased Asset before any court or arbitrator or any governmental body, agency or official.

2.

Schedule B contains a complete and correct list of all trademarks, trade names, service marks, service names, copyrights, and domain names (“Intellectual Property”) included in the Purchased Assets, which Seller has ownership rights in or has a valid right to use, and identifies all registration and application numbers, the owner of record and jurisdiction pertaining thereto.  The Intellectual Property identified on Schedule B is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees which have fallen due on or prior to the effective date of this Agreement have been paid.

Therefore, for valuable consideration, the receipt of which is acknowledged, Seller assigns to Buyer 100% of Seller’s right, title and interest in the invention and Pending Patent Applications and domain names to Buyer for the entire term of the  Pending Patent Applications and domain names and any reissues, continuations, divisionals, or extensions and for the entire terms of any patents, reissues, continuations, divisionals, or extensions that may issue from foreign applications, divisions, continuations in whole or part or substitute applications filed claiming the benefit of the Pending Patent Applications. The right, title and interest conveyed in this assignment is to be held and enjoyed by Buyer and Buyer’s successors as fully and exclusively as it would have been held and enjoyed by Seller had this assignment not been made.

Seller further agrees to: (a) cooperate with Buyer in the protection of the patent rights and prosecution and protection of foreign counterparts; (b) execute, verify, acknowledge and deliver all such further papers, including patent applications and instruments of transfer; and (c) perform such other acts as Buyer lawfully may request to obtain or maintain the Patent and Trademark and any and all applications and registrations for the invention in any and all countries.

3.

Seller is not under any known obligation to pay royalties or other payments in connection with any license, sublicense or other agreement, or restricted from assigning its rights under any license, sublicense or agreement respecting Intellectual Property.

4.

Seller is the exclusive owner of all right, title and interest in, free and clear of all Liens and other adverse claims, all of the Intellectual Property.

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Personal Property.

5.

The Purchased Assets include the items specified in Schedule A.

6.

There is no inventory owned by Seller.

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Disclosure.

7.

No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

8.

Seller makes no representation that any of the Pending Patents will actually issue as valid patents.

COVENANTS OF THE PARTIES

The parties hereto agree that:

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Commercially Reasonable Efforts; Further Assurances.

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Confidentiality.  Except for disclosure to a party’s advisors, who shall agree to be bound by these confidentiality terms, or as required by law or securities regulations, neither party shall disclose the terms of this Agreement to any third party.

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Nonsolicitation; Noncompetition by Seller

9.

Seller agrees, that, for a period of five (5) years following the Closing Date, Seller shall be prohibited from soliciting employees, consultants or suppliers of, the Business without the prior written consent of Buyer.

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Assistance.  Seller shall forward to Buyer, on a timely basis, all e-mail, payments, postal mail, telephone or other correspondence or items received by Seller with regard to the Business. Seller shall work 20 hours a week on the continued development of the AIL device; for two years following the signing of this Agreement.

MISCELLANEOUS

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Notices.  All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Buyer, to:

P.O.BOX 2113

Radio City Station

New York, New York 10101

Email: George Clair <georgeclair@msn.com>

if to Seller, to:

Address: 1158 26th Street #556

City/State/Zip: Santa Monica, Ca. 90403

Email: Richard@chloee.com

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Amendments; No Waivers.

10.

Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

11.

No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

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Successors and Assigns.  Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, Buyer may assign this Agreement to any of its Affiliates or to any third party purchaser of the Business or all or substantially all of the Purchased Assets without consent.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.  Any dispute  (a “Dispute”) concerning this Agreement will be submitted to and settled exclusively by binding arbitration, in accordance with the provisions of this section, subject only to any applicable requirement of law that the parties engage in a preliminary non-binding mediation or arbitration regarding fee disputes.  Binding arbitration shall be conducted in accordance with the Arbitration Rules of ADR Services, Inc. (the “ADR Rules”).  Arbitration shall be held at the Century City office of ADR Services, Inc., before an arbitrator selected pursuant to the ADR Rules who will have no personal or pecuniary interest, either directly or indirectly, from any business or family relationship with either of the parties.  All decisions of the arbitrator will be final, binding, and conclusive on the parties.  During the pendency of the arbitration, the parties will equally share the costs of the arbitrator and the arbitration fee (if any).  The prevailing party will be entitled to reimbursement by the other party of any of its fees or costs incurred in connection with the arbitration hereunder, regardless of any rule to the contrary in the applicable arbitration rules.  Either party may seek confirmation of the arbitration award in the Los Angeles County Superior Court, and each party hereby consents to the exclusive jurisdiction and venue of the Los Angeles County Superior Court in any claim or action arising hereunder.  By signing this Agreement containing this provision, the parties agree to waive any and all rights to a jury trial regarding any Dispute.

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Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

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Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.  Nothing in this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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Incorporation of Exhibits and Schedules.  The Schedules referred to in this Agreement are incorporated herein and made a part hereof.

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Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it by this Agreement; (b) including means “including without limitation”; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) “$” means the currency of the United States of America.

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Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

No Third-Party Beneficiaries.  Except as set forth above, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and thereto and their respective successors and permitted assigns. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INDEMNIFICATION

Seller shall indemnify and hold harmless Purchaser and the  shareholders, members, officers, directors, employees, agents, representatives and affiliates from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments, fines, penalties, consultant's fees and expenses, including, without limitation, reasonable attorneys fees and costs and fees and costs of investigation (collectively, the Damages)incurred by a Purchaser Indemnified Party or for which a Purchaser Indemnified Party bears responsibility as a result of:

(a) any breach or misrepresentation in any of the representations and warranties made by Seller in this Agreement;

(b) Any nonsatisfaction of any covenants of the Seller under this Agreement;

(c) Any liability for personal property or ad valorem taxes with respect to the Purchased Assets for any periods ending on or before the Closing Date.

Purchaser shall indemnify and hold harmless Seller and the Sellers shareholders, members, officers, directors, employees, agents, representatives and affiliates (each a Seller Indemnified Party) from and against any  liabilities, judgments, fines, penalties, consultant's fees and expenses, including, without limitation, reasonable attorneys fees and costs and fees and costs of investigation (collectively, the Damages)incurred by a Seller Indemnified Party or for which a Seller Indemnified Party bears responsibility as a result of:

(a) any breach or misrepresentation in any of the representations and warranties made by Purchaser in this Agreement. This Section, or provision, shall survive the Closing;

(b) any nonsatisfaction of any covenants of Purchaser under this Agreement; This Section, or provision, shall survive the Closing;

(c) any claims, debts, liabilities, or obligations of Purchaser, whether accrued, absolute, contingent, or otherwise, due or to become due, including but not limited to, claims relating to or arising out of the ownership, operation or use of the Purchased Assets or any damage to property or person arising in connection with the use, operation or ownership of the Purchased Assets, on and after the Closing Date. This Section, or provision, shall survive the Closing; and

(d) any liability for personal property or ad valorem taxes with respect to the Purchased Assets for the periods beginning on the Closing Date. This Section, or provision, shall survive the Closing. Notice and Defense of Indemnity Claims. 

Notice and Defense of Indemnity Claims.

The party obligated to indemnify another party hereunder is referred to herein as the Indemnifying Party and the party entitled to indemnification hereunder is referred to herein as the Indemnified Party. An Indemnified Party shall give prompt written notice to the Indemnifying Party of the assertion by the Indemnified Party or by a third party of any liability which the Indemnified Party has reason to believe might give rise to an Indemnity Claim; provided, however, that any failure to provide such prompt written notice shall limit the Indemnified Party’s right to indemnification hereunder only if and to the extent that the Indemnifying Party is prejudiced by such failure.  Such notice shall set forth in reasonable detail the nature of such action or claim, and shall include a copy of any written complaint, summons, correspondence or other communication from the party asserting the claim or initiating the action.  As to any such Indemnity Claim which involves a third party, if the Indemnifying Party agrees to indemnify the Indemnified Party, the Indemnifying Party shall assume and thereafter control the defense of such Indemnity Claim. The Indemnified Party shall be entitled, together with the Indemnifying Party, to participate in the defense, compromise or settlement of any such matter through the Indemnified Party’s own attorneys and at its own expense, but the Indemnifying Party shall have control thereof, and the Indemnified Party, at the expense of the Indemnifying Party, shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such third party claims.  The Indemnifying Party shall not make any settlement of any claims on behalf of the Indemnified Party, other than claims strictly for monetary damages as to which the Indemnifying Party agrees to be solely responsible, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  In the event that the Indemnifying Party, within 20 days after notice of an Indemnity Claim which involves a third party, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such claim for the account of and at the expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof; provided, however, that the Indemnified Party shall not, without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, settle or compromise any such claim or consent to the entry of any judgment with respect to any such claim. This Section shall survive the Closing.

Limitations on Liability

Notwithstanding any other provision of this Agreement, the liability of Seller or Purchaser for any misrepresentation or breach of warranty or the failure to satisfy any covenant or other obligation in this Agreement shall be limited to direct Damages and shall not include incidental, consequential, or punitive damages (whether arising in tort, contract or otherwise, including the negligence or gross negligence of either or both parties and whether or not foreseeable). The indemnification of the Purchaser Indemnified Parties and the Seller Indemnified Parties provided for under Section 6.1(a) and Section 6.2(a) shall be limited in certain respects as follows:

(a) Any claim for such indemnification shall be made on or before the first anniversary of the Closing Date;

(b) Seller shall not be liable to the Purchaser Indemnified Parties and Purchaser shall not be liable to the Seller Indemnified Parties for such indemnification until the aggregate amount of indemnification claims thereunder exceeds $10,000 but if the aggregate amount of such indemnification claims reaches such amount, the Indemnifying Party shall be liable to the Indemnified Parties for the full amount of such indemnified claims (i.e., so-called first dollar coverage and NOT a so-called deductible); and

(c) A claim for indemnity is made by giving written notice of the claim to the party from whom indemnity is sought.  The written notice must contain a description of the claim with reasonable detail and based on information and knowledge available to the party asserting the right to indemnity.

(d). The terms and provisions as are set forth shall survive the Closing.

Exclusive Remedies.

The remedies of the Parties specifically provided for by this Agreement shall be the sole and exclusive remedies of the parties for (a) any breach or inaccuracy of the representations and warranties contained in this Agreement, (b) the failure to perform any covenants, agreements or obligations contained in this Agreement, or (c) any Damages incurred by Purchaser or Seller, as appropriate, relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to this Agreement.

MISCELLANEOUS

Survival.  The covenants, representations and warranties set forth in this Agreement shall NOT survive the Closing Date unless such covenant, representation and/or other warranties have been expressly identified in this Agreement to ˜survive the Closing Date.

Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the Parties hereto.

Waiver; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver.  No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered personally against a written receipt, or (b) received by the addressee, if sent by Overnight or Express Mail, Federal Express or other express delivery service (receipt requested) or by certified mail, return receipt requested, or by fax or email, in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

SELLER:	/s/ Richard Green By: Name: Richard Green, D.D.S. Title: Inventor
BUYER:	/s/ George Clair By: GEORGE CLAIR Name: SLVH Title: President and CEO

Schedule A – Purchased Assets

PCT Application No. PCT-US14-16595 (filed February 14, 2014);
U.S. Design Patent Application No. 29/536,128 (filed August 13, 2015);
U.S. Design Patent Application No. 29/545,199 (filed November 20, 2015); and
U.S. Design Patent Application No. 29/556,546 (filed March 1, 2016)

Schedule B – Intellectual Property

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